Exhibit 99.01

Planet Payment Announces Third Quarter 2016 Results

Third Quarter Revenue increases 8%

LONG BEACH, N.Y., November 2, 2016 — Planet Payment, Inc. (NASDAQ:PLPM), a provider of international payment and transaction processing and multi-currency processing services,  today announced its results for the third quarter ended September 30, 2016.

Financial Highlights for the Third Quarter Ended September 30, 2016

•	Total revenue for the quarter grew 8% to $13.6 million, compared to $12.6 million for 2015.
•	Net income for the quarter increased to $2.2 million, compared to $0.1 million for 2015.
•	Adjusted EBITDA and Adjusted EBITDA margins for the quarter nearly doubled to $3.7 million and 28%, respectively, compared to $1.9 million and 15%, respectively, for 2015.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

•	Announced partnership with UATP for the offering of UnionPay to UATP’s global network of airlines and travel agents.
•	Launched Pay in Your Currency with Redeban Multicolor in Colombia.
•	Launched Pay in Your Currency with Ahli United Bank in Bahrain.
•	Announced contract extension with Mashreq Bank for Pay in Your Currency in United Arab Emirates.
•	Announced contract extension with the Bank of Communications of China, renewing Pay in Your Currency and adding DCC at ATMs.
•	Launched Multi-Currency Pricing with Moneris Solutions Corporation in Canada.

Revised Revenue Outlook for Fiscal Year 2016

Planet Payment revises its revenue guidance, while reaffirming its net income, Adjusted EBITDA and fully diluted earnings per share guidance for the full year 2016 as follows:

•	Net revenue for the year is estimated to be in the range of $56.0 million and $57.0 million, a change from our prior guidance of $57.0 million and $59.2 million.
•	Net income for the year is estimated to be in the range of $8.6 million and $9.6 million.
•	Adjusted EBITDA for the year is estimated to be in the range of $14.1 million and $15.1 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA).
•	Fully diluted earnings per share is estimated to be in the range of $0.15 and $0.17 based on 51.6 million fully-diluted common shares outstanding.

Stock Repurchase Program

From August 2, 2016 to September 30, 2016, the Company repurchased approximately 1.6 million shares of common stock for an aggregate price of $6.0 million.  As of September 30, 2016, the total amount of common stock repurchased under the program was 6.5 million shares for an aggregate price of $17.5 million and there is no availability under the program.

On November 1, 2016, the Board of Directors authorized the repurchase of up to $10.0 million of the Company’s outstanding shares of common stock.

 “This past quarter we announced several new partnership and merchant wins across multiple industries, from the Americas and EMEA to Asia-Pacific,” said Carl Williams, Chairman and Chief Executive Officer of Planet Payment.  “We are continuing to expand into growing and profitable avenues, while maintaining our core existing business, creating a steady framework for success.”

Conference Call

The Company will host a conference call to discuss third quarter 2016 financial results today at 5:00 pm New York time.  Carl J. Williams, Chairman and Chief Executive Officer, Robert Cox, President and Chief Operating Officer, and Raymond D’Aponte, Chief Financial Officer, will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing (844) 512-2921, or for international callers (412) 317-6671, and entering the conference ID 13646668.  The replay will be available until our next earnings call on our website or via telephone until November 9, 2016.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016 to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a provider of international payment and transaction processing and multi-currency processing services. We provide our services in 23 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through our more than 74 acquiring bank and processor customers. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services, are integrated within the payment card transaction flow, enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all; regulatory changes and changes in card association regulations and practices; changes in domestic and international economic conditions; and changes in volume of international travel and commerce and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Quarterly Report Form 10-Q for the three and nine months ended September 30, 2016 to be filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Raymond D’Aponte (CFO)	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income to Adjusted EBITDA

For the three and nine months ended September 30, 2016 and 2015

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
ADJUSTED EBITDA:
Net income	$2,225,413	$105,971	$5,268,441	$3,692,925
Interest expense	88,669	10,372	186,366	38,815
Interest income	(428)	(392)	(1,250)	(1,183)
Provision for income taxes	289,543	92,674	675,951	308,406
Depreciation and amortization	598,699	735,442	1,825,792	2,175,220
Stock-based compensation expense	317,459	699,227	1,498,358	1,160,817
Restructuring charges	229,121	283,726	354,389	283,726
Adjusted EBITDA (non-GAAP)	$3,748,476	$1,927,020	$9,808,047	$7,658,726

Table 2.  Explanation of Key Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
KEY METRICS:
Total active merchant locations (at period end)(1)	$196,534	$109,376	$196,534	$109,376
Total settled transactions processed(2)	45,471,822	62,035,730	144,543,770	162,932,550
Total settled dollar volume processed(3)	2,005,105,612	2,055,804,097	6,031,361,269	6,060,474,546
Adjusted EBITDA (non-GAAP)(4)	3,748,476	1,927,020	9,808,047	7,658,726
Capitalized expenditures	404,653	279,098	1,269,692	1,086,866
Multi-currency processing services key metrics:
Active merchant locations (at period end)(1)	125,598	37,495	125,598	37,495
Settled transactions processed(5)	4,182,779	3,547,406	12,344,961	10,622,859
Settled dollar volume processed(6)	$652,029,363	$687,490,018	$2,040,828,647	$1,986,796,246
Average net mark-up percentage on settled dollar volume processed(7)	1.25%	1.11%	1.21%	1.15%
Payment processing services key metrics:
Active merchant locations (at period end)(1)	72,488	73,532	72,488	73,532
Payment processing services revenue(8)	$5,445,764	$4,826,084	$15,640,815	$13,898,759
Settled transactions processed(9)	41,520,262	58,592,942	132,751,262	152,632,914
Settled dollar volume processed(10)	$1,392,081,077	$1,380,707,538	$4,089,927,472	$4,108,006,782

(1)

We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date.  The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of September 30, 2016 and 2015, there were 1,552 and 1,651 active merchant locations, respectively, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice.

(2)	Represents total settled transactions (excluding other transaction types such as authorizations and rate look-ups).

(3)	Represents total settled dollar volume processed through both our multi-currency and payment processing services.

(4)

We define Adjusted EBITDA as GAAP net income adjusted to exclude (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “—Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

(5)	Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups).

(6)	Represents the total settled dollar volume processed using our multi-currency processing services.

(7)

Represents the average net foreign currency mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking total multi-currency processing services net revenue ($8.2 million and $7.6 million for the three months ended September 30, 2016 and 2015, respectively, and $24.7 million and $22.9 million for the nine months ended September 30, 2016 and 2015, respectively) and dividing by settled dollar volume processed (see footnote 6 above).  For purposes of calculating “Average net mark-up percentage on settled dollar volume processed,” multi-currency processing services revenue includes revenue related to multi-currency transactions only.

(8)	Represents revenue earned and reported on payment processing services.

(9)	Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look-ups).

(10)	Represents the total settled dollar volume processed using our payment processing services.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2016

	Range
	Millions
ADJUSTED EBITDA:	Low	High
Net income	$8.6	$9.6
Interest expense, net	0.2	0.2
Provision for income taxes	0.9	0.9
Depreciation and amortization	2.6	2.6
Stock-based compensation expense	1.8	1.8
Adjusted EBITDA (non-GAAP)	$14.1	$15.1

Planet Payment, Inc.

Condensed Consolidated Balance Sheets

	As of	As of
	September 30,	December 31,
	2016	2015
	(unaudited)
Current assets:
Cash and cash equivalents	$7,440,864	$14,675,515
Restricted cash	3,887,288	5,050,147
Accounts receivable, net of allowances of $0.1 million as of September 30, 2016 and December 31, 2015	6,641,993	6,406,496
Prepaid expenses and other assets	1,761,184	1,800,566
Total current assets	19,731,329	27,932,724
Other assets:
Restricted cash	551,054	551,917
Property and equipment, net	1,321,342	1,811,619
Software development costs, net	4,177,879	3,964,454
Intangible assets, net	981,279	1,378,264
Goodwill	294,844	286,852
Deferred tax asset and other long-term assets	8,270,540	8,581,082
Total other assets	15,596,938	16,574,188
Total assets	$35,328,267	$44,506,912
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$446,946	$306,520
Accrued expenses	4,459,360	6,438,600
Due to merchants	4,068,506	5,240,427
Current portion of capital leases	206,873	290,911
Total current liabilities	9,181,685	12,276,458
Long-term liabilities:
Long-term debt	9,916,000	—
Other long-term liabilities	1,107,982	1,666,938
Total long-term liabilities	11,023,982	1,666,938
Total liabilities	20,205,667	13,943,396
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of September 30, 2016 and December 31, 2015, $0.01 par value: Series A—2,243,750 issued and 1,535,398 outstanding as of September 30, 2016 and 2,243,750 issued and outstanding as of December 31, 2015; $6,141,592 and $8,975,000 aggregate liquidation preference as of September 30, 2016 and December 31, 2015, respectively	15,354	22,438
Common stock—250,000,000 shares authorized as of September 30, 2016 and December 31, 2015, $0.01 par value, and 59,230,684 issued and 48,855,330 shares outstanding as of September 30, 2016, and 56,191,389 issued and 52,585,503 shares outstanding as of December 31, 2015	592,307	561,914
Treasury stock, at cost, 10,375,354 shares and 3,605,886 shares as of September 30, 2016 and December 31, 2015, respectively	(31,726,486)	(7,883,012)
Additional paid-in capital	109,870,586	106,741,026
Accumulated other comprehensive loss	(529,197)	(510,445)
Accumulated deficit	(63,099,964)	(68,368,405)
Total stockholders’ equity	15,122,600	30,563,516
Total liabilities and stockholders’ equity	$35,328,267	$44,506,912

Planet Payment, Inc.

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Net revenue	$13,621,239	$12,618,413	$40,409,128	$37,434,542
Operating expenses:
Cost of revenue:
Payment processing service fees	2,781,289	2,692,090	8,207,202	7,871,179
Processing and service costs	2,878,088	3,776,232	9,902,879	10,399,830
Total cost of revenue	5,659,377	6,468,322	18,110,081	18,271,009
Selling, general and administrative expenses	5,222,560	5,657,740	15,908,166	14,840,844
Restructuring charges	229,121	283,726	354,389	283,726
Total operating expenses	11,111,058	12,409,788	34,372,636	33,395,579
Income from operations	2,510,181	208,625	6,036,492	4,038,963
Other income (expense):
Interest expense	(88,669)	(10,372)	(186,366)	(38,815)
Interest income	428	392	1,250	1,183
Other income	93,016	—	93,016	—
Total other income (expense), net	4,775	(9,980)	(92,100)	(37,632)
Income from operations before provision for income taxes	2,514,956	198,645	5,944,392	4,001,331
Provision for income taxes	(289,543)	(92,674)	(675,951)	(308,406)
Net income	$2,225,413	$105,971	$5,268,441	$3,692,925
Basic net income per share applicable to common stockholders	$0.04	$0.00	$0.10	$0.06
Diluted net income per share applicable to common stockholders	$0.04	$0.00	$0.09	$0.06
Weighted average common stock outstanding (basic)	49,179,596	51,360,758	49,848,634	52,985,106
Weighted average common stock outstanding (diluted)	51,254,223	52,384,391	52,002,249	53,611,968

Planet Payment, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$5,268,441	$3,692,925
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	1,498,358	1,197,741
Depreciation and amortization expense	2,083,655	2,175,220
Provision for doubtful accounts	62,675	7,403
Disposal of property and equipment	500	—
Gain on insurance settlement	—	(517,930)
Changes in operating assets and liabilities:
Decrease (increase) in settlement assets	1,160,869	(322,982)
(Increase) decrease in accounts receivables, prepaid expenses and other current assets	(258,790)	1,184,851
Decrease (increase) in other long-term assets	310,542	(131,588)
(Decrease) increase in accounts payable and accrued expenses	(3,062,995)	559,792
(Decrease) increase in due to merchants	(1,169,931)	323,105
Other	(44,740)	(133,242)
Net cash provided by operating activities	5,848,584	8,035,295
Cash flows from investing activities:
Decrease (increase) in restricted cash	2,853	(27,651)
Decrease in merchant reserves	(1,990)	(92,169)
Purchase of property and equipment	(156,165)	(175,570)
Capitalized software development	(999,733)	(828,393)
Purchase of intangible assets	(16,299)	(16,500)
Net cash used for investing activities	(1,171,334)	(1,140,283)
Cash flows from financing activities:
Proceeds from issuance of common stock	2,287,990	1,203,750
Principal payments on capital lease obligations	(272,417)	(404,884)
Borrowings under credit facility	13,916,000	—
Repayments under credit facility	(4,000,000)	—
Purchase of treasury stock	(23,843,474)	(4,567,501)
Net cash used for financing activities	(11,911,901)	(3,768,635)
Effect of exchange rate changes on cash and cash equivalents(*)	—	—
Net (decrease) increase in cash and cash equivalents	(7,234,651)	3,126,377
Cash and cash equivalents at beginning of period	14,675,515	9,837,791
Cash and cash equivalents at end of period	$7,440,864	$12,964,168
Supplemental disclosure:
Cash paid for:
Interest	$165,252	$36,585
Income taxes	744,911	539,520
Non-cash investing and financing activities:
Common stock issued for preferred stock conversion	21,629	—
Common stock issued for stock options exercised	98	—
Assets acquired under capital leases	122,630	156,129
Accrued capitalized hardware, software and fixed assets	75,870	39,158
Capitalized stock-based compensation	21,625	27,245

(*)For the nine months ended September 30, 2016 and 2015, the effect of exchange rate changes on cash and cash equivalents was immaterial.